UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 25, 2007

WESTERN PLAINS ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Kansas	0-50714	48-1247506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3022 County Road 18, Oakley, KS 67748
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (785) 672-8810

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2007, Jeff Torluemke stepped down as Chief Executive Officer of the Company.  He will continue to serve the Company as President of the board of managers.  The board appointed Steven McNinch, who currently serves as the Company’s General Manager, as Chief Executive Officer.

Mr. McNinch has served as the General Manager of the Company since February 2006.  Prior to joining the Company, Mr. McNinch served as the polyurethane department manager for the Belleville Shoe Manufacturing Company in Belleville, Illinois, where he was responsible for day-to-day operations, capital budgeting and staffing of the department. He occupied that position from November 2004. Between 2002 and November 2004, he was the manufacturing manager for DBM Technologies of Owensboro, Kentucky, where he was responsible for the day-to-day operations of two manufacturing facilities engaged in the production of plastic automotive components. From 1998 to 2001, Mr. McNinch served as the manager of manufacturing for Rubbermaid in Winfield, Kansas, where he was responsible for the day-to-day operation of two manufacturing facilities engaged in the production of household products.  Mr. McNinch received a Bachelor of Arts in Chemistry and Physics in 1995 and a Master of Business Administration in 2002 from the Southwestern College located in Winfield, Kansas.

Mr. McNinch currently receives compensation under an employment agreement with the Company and will not receive additional compensation in connection with this appointment.

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995.

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the availability of equipment and qualified personnel, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN PLAINS ENERGY, L.L.C.

Date: January 31, 2007	By:	/s/ Steven R. McNinch
	Name:	Steven R. McNinch
	Title:	General Manager